UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008 (December 6, 2008)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01                                             Regulation FD Disclosure.

On December 6, 2008, Allos Therapeutics, Inc., a Delaware corporation (the “Company”), issued a press release announcing that results from two pralatrexate (PDX) studies were presented as posters during the 50th Annual Meeting of the American Society of Hematology, on December 6, 2008, in San Francisco, California.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 7, 2008, the Company issued a press release reporting the presentation of top line results from PROPEL, the Company’s pivotal Phase 2 trial of pralatrexate in patients with relapsed or refractory peripheral T-cell lymphoma (“PTCL”), at the 50th Annual Meeting of the American Society of Hematology.  The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 and attached as Exhibits 99.1 and 99.2, except insofar as such information is also set forth under Item 8.01 below, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Section 8 — Other Events

Item 8.01                                             Other Events.

Pralatrexate in CTCL (Phase 1)

On December 6, 2008, a poster (abstract 1569) entitled “Pralatrexate (PDX) is Active in Cutaneous T-Cell Lymphoma: Preliminary Results of a Multi-center Dose-finding Trial” was presented at the 50th Annual Meeting of the American Society of Hematology.  The poster reported interim data from the Company’s ongoing Phase 1 trial of pralatrexate in patients with relapsed or refractory cutaneous T-cell lymphoma (“CTCL”). Data were presented on 24 patients, including 22 evaluable patients who completed at least one cycle of treatment at doses ranging from 10-30 mg/m2 as part of a weekly schedule for two or three weeks followed by one week of rest. Responses were observed in 12 of 22 evaluable patients (55%), including one complete response and 11 partial responses. Patients received a median of four prior systemic therapies. The most common adverse event was mucosal inflammation, with Grade 1/2 mucosal inflammation observed in 11 of 24 patients and Grade 3 mucosal inflammation observed in 4 of 24 patients. There was no Grade 4 mucosal inflammation and no thrombocytopenia above Grade 1. Up to 56 evaluable patients will be enrolled in the study with the objective of determining the optimal dose and schedule for pralatrexate in this patient population. Steven Horwitz, M.D., Assistant Attending Physician, Lymphoma Service, Memorial Sloan-Kettering Cancer Center, is the Principal Investigator of the study.

Pralatrexate and Gemcitabine in Lymphoproliferative Malignancies (Phase 1/2a)

On December 6, 2008, a poster (abstract 1570) entitled “A Phase 1/2a Open-label Study of Pralatrexate and Gemcitabine in Patients with Relapsed or Refractory Lymphoproliferative Malignancies” was presented at the 50th Annual Meeting of the American Society of Hematology. The poster reported interim data from the Company’s ongoing Phase 1/2a open-label, multi-center study of pralatrexate in combination with gemcitabine in patients with relapsed or refractory non-Hodgkin’s lymphoma (NHL) or Hodgkin’s lymphoma.  Data were presented on 27 patients, 22 of whom were evaluable for response.  Patients have been enrolled in eight cohorts with different doses and schedules.  Partial responses were observed in 6 of 22 evaluable patients, including five patients on a sequential dosing schedule and one patient on a same-day dosing schedule.  Patients received a median of three prior systemic regimens.  The most common adverse event was thrombocytopenia, with Grade 3 observed in four patients and Grade 4 observed in seven patients.  The maximum tolerated dose for the sequential dosing schedule was established as 10 mg/m2 of pralatrexate followed by 300 mg/m2 of gemcitabine, once every two weeks.  Enrollment in the trial is ongoing to determine the maximum tolerated dose for the same same-day dosing schedule.  Dr. Horwitz is the Principal Investigator of the study.

Pralatrexate in Peripheral T-cell Lymphoma (Pivotal Phase 2 PROPEL)

On December 7, 2008, the Company announced the presentation of preliminary top line results from PROPEL, the Company’s pivotal Phase 2 trial of pralatrexate in patients with relapsed or refractory PTCL, at the 50th Annual Meeting of the American Society of Hematology.

The results according to central independent oncology review at the time of the analysis were as follows:

•                  29 of 109 evaluable patients (27%) achieved either a complete or partial response;

•                  11 evaluable patients had a complete response or complete response unconfirmed;

•                  18 evaluable patients had a partial response;

•                  23 evaluable patients had stable disease as best response; and

•                  3 patients had insufficient data to assess response and 14 patients could not be assessed for response because they discontinued treatment prior to completion of cycle one. These patients are included in the evaluable patient population for all efficacy analyses.

The results according to the PROPEL investigators at the time of the analysis were as follows:

•                  42 of 109 evaluable patients (39%) achieved either a complete or partial response;

•                  18 evaluable patients had a complete response or complete response unconfirmed;

•                  24 evaluable patients had a partial response; and

•                  21 evaluable patients had stable disease as best response.

PROPEL patients received a median of three prior systemic treatment regimens (range of 1-12), including 18 patients (16%) who had previously undergone an autologous stem cell transplant.  Patient response evaluations will continue and all patients will be followed for long-term survival.

In the trial, 69% of the patients who responded did so after cycle one of therapy. The median duration of treatment in responding patients was 179 days at the time of this analysis. The duration of response exceeded three months in 17 of 29 responders (59%), including 6 of the 17 patients who continued on treatment. An accurate estimate of the median duration of response cannot be reported at this time due to the current length of follow up. Patients will continue to be followed until the median duration of response can be accurately estimated.  Following review of the final results of the trial, the Company intends to submit a New Drug Application to the U.S. Food and Drug Administration in the first half of 2009 to seek marketing approval for pralatrexate for the treatment of patients with relapsed or refractory PTCL.

The most common grade 3/4 adverse events were thrombocytopenia, which was observed in 32% of patients; mucosal inflammation in 21% of patients; neutropenia in 20% of patients; and anemia in 18% of patients.

* * *

Safe Harbor Statement

The information contained in this report on Form 8-K and the press releases incorporated herein by reference should be considered in the context of the Company’s filings with the Securities and Exchange

Commission and other public announcements that the Company may make, by press release or otherwise, from time to time.  The information contained in this report on Form 8-K and the press releases incorporated herein by reference includes forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements concerning the potential activity of pralatrexate when administered as a single agent in patients with CTCL and in combination with gemcitabine in patients with lymphoma; the potential for pralatrexate to offer a new treatment option for patients with relapsed or refractory PTCL; the Company’s intent and projected timeline to submit a New Drug Application for pralatrexate as a treatment for patients with relapsed or refractory PTCL; and other statements that are other than statements of historical facts.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that the PROPEL trial may not demonstrate that pralatrexate is both safe and effective for the treatment of patients with relapsed or refractory PTCL; that the results of the PROPEL trial may not support an application for marketing approval in the United States or any other country; that an application for marketing approval may not be accepted for priority review or at all by the U.S. Food and Drug Administration or any other regulatory authority; and that the Company may lack the financial resources and access to capital to fund future clinical trials for pralatrexate or any of its other product candidates. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this report on Form 8-K and the press releases incorporated herein by reference.

Results from clinical studies, including the Company’s studies described in this report on Form 8-K and the press releases incorporated herein, are not necessarily predictive of future clinical results.  Interim results may not be confirmed upon full analysis of the detailed final results of a trial and additional information relating to the safety, efficacy or tolerability of the Company’s product candidates, including pralatrexate, may be discovered upon further analysis of trial data.  If the Company’s product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and the Company will not be able to market them.  Even if the Company’s product candidates meet safety and efficacy endpoints, regulatory authorities may not approve them, the Company may not be able to successfully market them, or the Company may face post-approval problems that require withdrawal of its product from the market.  The Company’s results may be affected by its effectiveness at managing its financial resources, its ability to successfully develop and market its product candidates, competition from other biotechnology and pharmaceutical companies, difficulties or delays in manufacturing its products, and regulatory developments involving current and future products.  Delays in the initiation, progress or completion in clinical trials, whether caused by competition, adverse events, investigative site initiation rates, patential enrollment rates, regulatory issues or other factors, could adversely affect the Company’s financial position and prospects.  If the Company is unable to raise additional capital when required or on acceptable terms, it may have to significantly delay, scale back or discontinue one or more of its drug development or discovery research programs.  The Company is at an early stage of development and may not ever have any products that generate significant revenue.

All information contained in the press release and this report on Form 8-K is as of December 8, 2008.  We undertake no duty or obligation to update any forward-looking statements as a result of new information, future events or changes in our expectations.

Section 9 — Financial Statements and Exhibits

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

99.1	Press Release, dated December 6, 2008, entitled “Two Pralatrexate Studies Presented At The 50th Annual Meeting Of The American Society of Hematology.”

99.2

Press Release, dated December 7, 2008, entitled “Allos Therapeutics Announces Top Line Results From Pivotal Phase 2 Propel Trial Of Pralatrexate In Patients With Relapsed Or Refractory Peripheral T-Cell Lymphoma.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:             December 8, 2008

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 6, 2008, entitled “Two Pralatrexate Studies Presented At The 50th Annual Meeting Of The American Society of Hematology.”

99.2

Press Release, dated December 7, 2008, entitled “Allos Therapeutics Announces Top Line Results From Pivotal Phase 2 Propel Trial Of Pralatrexate In Patients With Relapsed Or Refractory Peripheral T-Cell Lymphoma.”